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                                                                   EXHIBIT 10.36

                             CONTRIBUTION AGREEMENT

              THIS CONTRIBUTION AGREEMENT ("Agreement") is entered into between SHURGARD DEVELOPMENT IV, INC., a Washington corporation ("Shurgard"), SHURGARD STORAGE CENTERS, INC., a Washington corporation ("SSCI"), SHURGARD TEXAS LIMITED PARTNERSHIP, a Washington limited partnership comprised of SSCI as its general partner and SSC EVERGREEN (a wholly owned SSCI subsidiary) as its limited partner ("STLP"), CCPRE-STORAGE, LLC, a Delaware limited liability company ("Chase"), and CCP/SHURGARD VENTURE, LLC, a Delaware limited liability company (the "LLC"), as of December 28, 2000 (the "Effective Date"). The LLC has been formed pursuant to the terms of an amended and restated limited liability company agreement dated as of December 26, 2000, between Shurgard and Chase (the "LLC Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the LLC Agreement.

              In consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  CONTRIBUTION

1.1   CONTRIBUTION OF PROPERTIES:

      Shurgard agrees to contribute, transfer, assign, convey and deliver to the LLC, and to cause SSCI and STLP to contribute, transfer, assign, convey and deliver to the LLC, and the LLC agrees to accept, subject to the provisions hereof, all of Shurgard's, SSCI's and STLP's respective right, title and interest in and to the following:

            (a) fee simple title to and/or a leasehold interest in the Properties located throughout the United States and improved with self-storage facilities, all as more particularly described on Schedule 1.1(a) attached hereto (the improvements constructed on each Property are hereinafter referred to as a "Facility");

            (b) all personal property of any type, wherever located, used in conjunction with the ownership, use, maintenance or operation of a Property, including, without limitation, all equipment, inventory and supplies, all documents, plans, maps, specifications and construction materials, all inspection or similar reports, and all rights or privileges belonging or in any way pertaining to such personal property, all rents, revenues, income and profits thereof, and all other personal property of Shurgard used in connection with such Property and not enumerated herein (the "Personal Property");

            (c) all leases, rental agreements, concessions, licenses, or other permissions to occupy any portion of any Property (the foregoing, together with any and all amendments, modifications or supplements thereto, are hereinafter referred to collectively as the "Rental Agreements"); together with all rentals, security deposits, accounts receivable and other monetary items payable by the parties thereto;

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            (d) all intangible property used or useful in connection with the foregoing, including without limitation, all contract rights, guarantees, licenses, permits, accreditations, certificates of occupancy and warranties, if any, (the "Intangible Personal Property"), but expressly excluding those items listed on Schedule 1.1(b) attached hereto. Each Property, together with the Personal Property and Intangible Personal Property associated therewith, is sometimes individually referred to herein as a "Property" and collectively referred to as the "Properties."

1.2   METHOD OF CONTRIBUTION:

      The parties agree to reasonably cooperate with each other to effect a tax efficient method or methods of contributing the Properties to the LLC, including but not limited to direct contribution of the Properties to the LLC from third party sellers, in order to (i) facilitate the construction of the Property and
(ii) minimize transfer costs associated with the contribution of the Property to the Company. Shurgard shall pay any extraneous accounting and legal fees associated with implementing any contribution transaction contemplated by this
Section 1.2 which inures to Shurgard's benefit only.

                                   ARTICLE II

                       COST OF PROPERTIES AND ADJUSTMENTS

2.1   VALUE OF CONTRIBUTED PROPERTIES:

      At least thirty (30) days prior to the Closing (as defined below) for each Property, Shurgard shall submit to the LLC a Budget setting forth the "Budgeted Cost" of such Property, which costs shall be determined in accordance with the provisions of this Section 2.1. For purposes of this Agreement, "Budgeted Cost" shall refer to the amounts for each Property listed on Schedule 2.1 or, if not listed thereon, shall refer to the development budget for each Property approved in accordance with the terms and provisions of the LLC Agreement which shall include (i) the cost of land, (ii) hard and soft costs incurred or to be incurred in connection with the construction of the Facility, (iii) a development fee equal to five percent (5%) of Budgeted Cost (determined exclusive of the development fee), and (iv) the Pre-Closing Carrying Costs (as defined below). The value of each Property as acquired by the LLC (the "Contribution Value") shall be equal to the amounts actually incurred by Shurgard to acquire the Property and construct and operate the Facility, as adjusted pursuant to Section 2.2 below (the "Actual Cost"). Chase's obligation to contribute their percentage share of capital to fund the acquisition of the Properties shall be limited to the lesser of (i) Actual Cost, or (ii) the Budgeted Cost as set forth in the Budget, as more particularly provided in the LLC Agreement.

2.2   ADJUSTMENTS:

      On or about September 30, 2001 (the "Adjustment Date") the following adjustments shall be made:

            (a) Adjustments Relating to Additional Costs, Contractor Disputes and Unfinished Work. The Budgeted Cost set forth in Schedule 2.1 may include costs not yet paid by Shurgard relating to unfinished work or work by contractors or suppliers with whom Shurgard


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was involved in a dispute at the time of Closing. Furthermore, the Actual Cost may include additional costs incurred in completion of any of the Properties. Shurgard shall remain responsible for the satisfactory completion of any and all work on any Property contributed to the LLC prior to (i) receipt of a permanent certificate of occupancy for any such Property, (ii) completion of all punch list items for any such Property and/or (iii) satisfaction of any and all requirements of GECC for the closing of any such Property. On the Adjustment Date, there shall be an increase to Shurgard's capital account to reflect, and, if applicable, reimburse Shurgard for, additional amounts paid by Shurgard in connection with costs included in the Actual Cost, as determined pursuant to the terms hereof, but not in excess of Budgeted Cost (such additional amounts paid by Shurgard are herein referred to as "Payments"). On the Adjustment Date, after receiving notice from Shurgard that it has made a Payment after receiving the approval of GECC, the LLC shall increase Shurgard's capital account as necessary to reflect a contribution equal to its percentage share of the total capital contribution required under the Credit Facility as a condition to the draw made by the LLC in connection with the Payment and reimburse Shurgard an amount equal to such Payment less the amount credited to Shurgard's capital account.

            (b) Adjustments Relating to Pre-Closing Carrying Costs. The LLC shall reimburse SSCI or STLP, as appropriate, for the pre-closing carrying costs (the "Pre-Closing Carrying Costs") incurred by SSCI or STLP in connection with any Property prior to the Closing of such Property. The calculation of the interest component of the Pre-Closing Carrying Costs for a Property, as used herein, shall be determined as follows: (a) subtract the Net Cash Flow from Operations (as defined in the LLC Agreement) during the Post Store-Opening Period (as defined below) from the amount of the total capital expenditures incurred by SSCI or STLP for such Property through the Closing Date, (b) multiply the difference by SSCI's average daily cost of debt (currently LIBOR plus 1.15) over the Post Store-Opening Period, and (c) multiply the product by the number of days in the Post Store-Opening Period. As used herein, the "Post Store-Opening Period" shall mean the period commencing with the Store Opening Date and ending on the Closing of the applicable Property, and the "Store Opening Date" shall mean the accounting store-opening date as determined using SSCI's standard accounting practices. Pre-Closing Carrying Costs to be reimbursed pursuant to this Section 2.2(b) shall also include the effect of Net Cash Flow from Operations.

            (c) Portfolio Based Adjustments. Shurgard shall submit to the LLC a statement (a "Reconciliation Statement") certified by its chief financial officer setting forth the combined Actual Cost for all of the Properties to the Adjustment Date (the "Aggregated Actual Cost") and the total amount paid to Shurgard by the LLC pursuant to Section 2.1 (the "Aggregated Contribution Value"). If the Aggregated Actual Cost, as approved by GECC, is more than the Aggregated Contribution Value but less than the total amount of the Budgeted Cost for all of the Properties to the Adjustment Date, ("Aggregated Budgeted Cost"), the LLC shall pay to SSCI an amount equal to the amount by which the Aggregated Actual Cost exceeds the Aggregated Purchase Price up to the Aggregated Budgeted Cost.


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                                  ARTICLE III

                     ESCROW, TITLE AND CONDITIONS PRECEDENT

3.1   CONDITION OF TITLE:

            (a) Ten (10) business days prior to the date mutually agreed upon by the parties for a Closing for any Property, Shurgard shall cause to be delivered to the LLC and Chase: (i) a preliminary title commitment (a "PTC") for such Property prepared by Land America (the "Title Company"), together with complete and legible copies of all documents relating to the title exceptions referred to in such PTC, and (ii) a Survey for each such Property. As used herein, "Survey" shall mean the final "As Built" ALTA survey of the applicable Property bearing the surveyor's original seal and his original signature to a surveyor's certification in the form required by the LLC. In the event that Shurgard was not able to deliver any of the items listed in this subsection (a) ten (10) business days prior to the Closing for such Property, Chase shall have ten (10) business days from receipt of such items to notify Shurgard with respect to any Disapproved Matters (as defined below). Notwithstanding the foregoing, any Surveys which are approved by the lender or lenders under the Credit Facility obtained by the LLC shall be deemed approved by Chase without necessity for further review.

            (b) Chase shall notify Shurgard with respect to each Property, five
(5) business days after the date it receives the PTC and the Survey for each such Property, as to any objections to the items disclosed in the PTC and/or the Survey for such Property (collectively the "Disapproved Matters"). (For purposes of this Section 3.1, a PTC shall not be deemed delivered to the LLC unless and until complete and legible copies of all exception documents relating to such PTC have been delivered to the LLC.) All title exceptions set forth in a PTC for a Property or shown on the Survey for such Property and not included as a Disapproved Matter shall constitute "Permitted Encumbrances" for such Property. As a condition to the Closing for a Property, Shurgard shall remove, or cause to be removed, at its expense, all liens, encumbrances and assessments affecting such Property other than (i) the Permitted Encumbrances, and (ii) the lien for non-delinquent property taxes and assessments; provided that construction liens with a claimed amount under $100,000 need not be removed if the Title Company will issue the Title Policy free of such liens, and Shurgard covenants and agrees to pursue the removal of such liens with all due diligence. To the extent any such monetary encumbrances pertain to matters included within the Budgeted Cost of the Property as determined at its Closing, the LLC shall pay for such costs as part of the Actual Cost of such Property. The Disapproved Matters shall be subject to Section 13 hereof.

3.2   VESTING OF TITLE:

      At Closing, title to each fee owned Property shall be conveyed to the LLC by a special warranty deed (or such other form of conveyance as was received by SSCI or STLP when it originally acquired such Property other than a quitclaim deed), subject only to the Permitted Encumbrances (and to Disapproved Matters to the extent applicable under Section 13) for such Property. Title to each leasehold Property shall be conveyed to the LLC pursuant to an assignment and assumption of lease. Title to a Property may be transferred directly from SSCI


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or STLP to the LLC, but for purposes of this Agreement, will be treated as being transferred from SSCI or STLP to Shurgard and then to the LLC.

3.3   TITLE INSURANCE:

      Evidence of satisfactory title for each Property shall be in the form of an Owner's Title Insurance ALTA Policy or ALTA Leasehold Owner's Policy, as applicable, issued by the Title Company, in the amount of the Contribution Value for such Property (less the amount allocated to Personal Property), showing fee simple title or leasehold title, as applicable, to the Property vested in the LLC or its designee, subject only to the Permitted Encumbrances (and to Disapproved Matters to the extent applicable under Section 13), together with such reinsurance and endorsements as Chase in its reasonable judgment may require (each a "Title Policy").

3.4   ENVIRONMENTAL CONDITION PRECEDENT:

      Prior to the Effective Date, Shurgard has provided to the LLC with respect to each Property copies of all of the existing documents and information relating to the environmental condition of such Properties in Shurgard's possession or reasonably obtainable by Shurgard, a list of which is attached as
Schedule 3.4(a). The members of the LLC have reviewed such information and, except as set forth as Disapproved Matters on Schedule 3.4(b) attached hereto, the LLC hereby waives its contingencies regarding the environmental condition of the Properties. Shurgard has previously delivered to the LLC a Phase I environmental site assessment (each an "ESA") prepared by an environmental consultant reasonably acceptable to the LLC and any other documents and information relating to the environmental condition of such Property(ies) in Shurgard's possession or reasonably obtainable by Shurgard or reasonably requested by the LLC (the "Supplemental Environmental Information"). Except as otherwise set forth in the Disclosure Schedule (defined below), any ESAs which are approved by the lender or lenders under the Credit Facility obtained by the LLC shall be deemed approved by Chase without necessity for further review.

3.5   THE LLC'S REVIEW OF THE PROPERTIES AND CONTRACTS:

      Prior to the Effective Date, Shurgard has provided the LLC with access to each of the Properties and to all reports, records, plans and specifications and other Personal Property affecting each such Property and to any contracts affecting each Property (said contracts are herein collectively called the "Contracts"). Attached hereto as Schedule 3.5 is a list of any Contract which has more than one year remaining on its term and provides for the payment of at least $50,000 per year (each a "Material Contract" and collectively, "Material Contracts"). The LLC hereby agrees to assume the Contracts for the Properties at the Closing for such Properties. Notwithstanding anything to the contrary in this Agreement, the LLC shall assume all of the Rental Agreements for each Property at the Closing for each such Property.

3.6   REMAINING INVESTIGATIONS:

      To the extent it has not already done so prior to the Effective Date, Chase shall complete its inspections of the Properties as soon as practicable after the Effective Date. Such inspections shall include, but not be limited to, reports from an engineering or inspection firm regarding the condition of the Properties which may be ordered by the lender or lender under the Credit


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Facility. Notwithstanding the foregoing, any inspection reports which are approved by the lender or lenders under the Credit Facility shall be deemed approved by Chase without necessity for further review.

                                   ARTICLE IV

                                     CLOSING

4.1   ESCROW OFFICE, CLOSING:

              The contribution of the Properties shall occur no later than December 29, 2000, or such other date to which the parties mutually agree (the "Closing Date"). The date on which the last of the items listed in both Sections 4.2(a) and 4.2(b) is delivered through escrow to the LLC shall be referred to herein as the "Closing" for such Property. Land America, 1200 Sixth Avenue, Suite 1900, Seattle, WA 98102, (206) 628-2822 or (800) 232-8338, Fax (206)
618-0631, Attention: Laurie Soloway, shall act as escrow agent hereunder (the "Escrow Agent"), and each Closing shall be held at its offices or such other location as the LLC may reasonably require. Notwithstanding anything to the contrary contained herein, in the event that a Closing occurs prior to the receipt of a permanent certificate of occupancy for a Property, Shurgard shall remain responsible for the satisfactory completion of any and all work on any Property contributed to the LLC prior to the (i) receipt of a permanent certificate of occupancy for such Property, (ii) completion of all punch list items for any such Property and/or (iii) satisfaction of any and all requirements of GECC for the closing of any such Property.

4.2   TRANSACTIONS AT CLOSING:

            (a) Deliveries by Shurgard. On or before each Closing Date, Shurgard shall deliver to the LLC or to Escrow Agent the following, duly executed and acknowledged by Shurgard where appropriate:

                  (i) with respect to each fee owned Property, a special warranty deed substantially in the form attached as Exhibit A;

                  (ii) with respect to each leasehold Property, an assignment and assumption of lease agreement substantially in the form attached as Exhibit B;

                  (iii) with respect to each leasehold Property, an estoppel certificate from the landlord under the lease and a subordination, nondisturbance and attornment agreement (an "SNDA") from the holder of any mortgage or other security interest encumbering the landlord's interest in such leasehold Property;

                  (iv) with respect to each leasehold Property, an original fully executed counterpart of the lease with respect thereto and an original fully executed memorandum of such lease which memorandum shall be in recordable form and otherwise acceptable to the Title Company;

                  (v) bill of sale conveying and warranting to the LLC title to the Personal Property relating to the Property(ies) substantially in the form attached as Exhibit C;


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                  (vi) assignment of all of Shurgard's right, title and interest in and to (i) the Rental Agreements and in any Contracts relating to the Property(ies) except those Material Contracts, if any, which the LLC has indicated its unwillingness to assume, with the agreement of Shurgard to indemnify, protect, defend and hold the LLC harmless from and against any and all claims, damages, losses, costs and expenses (including reasonable attorneys' fees but excluding rents and expenses prorated under Section 5 below) arising in connection with the Rental Agreements and Contracts,
      (ii) all existing and assignable guarantees, warranties, bonds and similar assurances of payment, completion and/or performance issued or made in connection with the Personal Property for the Property(ies) or in connection with the construction, improvement, alteration or repair of any improvements upon any portion of the Property related to the period prior to Closing and a comparable indemnity from the LLC relating to the period from and after Closing, and (iii) any continuing representations and warranties received by SSCI or STLP from any third party sellers pursuant to any purchase and sale agreements covering the Properties, substantially in the form attached as Exhibit D;

                  (vii) a federal and state certificate of nonforeign status and such other information as the LLC may reasonably request to confirm that it is not required to withhold part of the Purchase Price for the Property(ies) pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code");

                  (viii) a certificate executed by a responsible officer of Shurgard, SSCI and STLP, as applicable, reaffirming all of the representations and warranties made by Shurgard, SSCI and STLP, as applicable, hereunder as being true as of the Closing Date with respect to the Properties, substantially in the form attached as Exhibit E;

                  (ix) reasonable proof of the authority of Shurgard's, SSCI's and STLP's signatories, as applicable;

                  (x) evidence satisfactory to the LLC that the contribution of the Property(ies) has been duly authorized;

                  (xi) evidence that Shurgard, SSCI and STLP is in good standing under the laws of the state in which it is organized and the state in which the Property is located;

                  (xii) a copy of the Survey for the Property(ies) bearing the surveyor's original seal and his original signature to the surveyor's certification described in Section 3.1(a);

                  (xiii) any and all transfer tax forms and/or affidavits;

                  (xiv) a title affidavit and a gap indemnity, each in the form required by the Title Company; and

                  (xv) a legal opinion from Shurgard's, SSCI's or STLP's regular counsel, provided that such counsel and such opinion shall be reasonably acceptable to Chase.


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            (b) Deliveries by the LLC: On or before each Closing Date, the LLC shall deliver to Shurgard or to Escrow Agent the following, duly executed by the LLC and acknowledged where appropriate:

                  (i) by wire transfer, an amount equal to the difference between the Contribution Value, subject to adjustments, for each Property being conveyed at such Closing and the draw from the Credit Facility associated with such Property;

                  (ii) a counterpart of the assignment of Rental Agreements and Contracts for the Property(ies);

                  (iii) if applicable, a counterpart of each assignment and assumption of lease agreement pertaining to a leasehold Property;

                  (iv) a certificate executed by a responsible officer of the LLC reaffirming all of the representations and warranties made by the LLC hereunder as being true as of the Closing; and

                  (v) reasonable proof of the authority of the LLC's signatories.

                  (vi) All of the documents required under Sections 4.2(a) and 4.2(b), and any other documents required for the acquisition by the LLC and financing of the Properties under the Credit Facility shall be collectively referred herein as the "Transaction Documents."

                                   ARTICLE V

                                   PRORATIONS

5.1   CLOSING COSTS:

      For each Property, the cost of the Survey, the costs of reconveyances and other actions (including, without limitation, endorsements to the Title Policy) required to remove any Disapproved Matters, escrow fees, real estate transfer taxes, title insurance premiums and recording fees shall be paid by the parties as indicated on Schedule 5.1 attached hereto.

5.2   PRORATIONS:

            (a) General. Except as otherwise provided herein, all items of income and expense of the Properties for the period prior to the Closing of such Properties will be for the account of Shurgard, and all items of income and expense for the period on and after the Closing of such Properties will be for the account of the LLC. Said prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing. All revenues and expenses of the Properties shall be prorated and apportioned as of 12:01 a.m. on the Closing of such Properties.

            (b) Payment. At least five (5) business days prior to the Closing Date, Escrow Agent shall deliver to Shurgard and the LLC (based on information provided to Escrow Holder


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by the LLC and Shurgard as appropriate) a closing statement for the Properties, setting forth a determination of the prorations with respect to the Properties. Any revenues or expenses which cannot be ascertained with certainty as of the Closing shall be prorated by the parties within sixty (60) days after Closing or as soon thereafter as the precise amounts can be ascertained, pursuant to a statement setting forth such agreed prorations as prepared by Shurgard and approved by the LLC. Payment by the owing party shall be made within ten (10) business days thereafter.

            (c) Prorated Items. Revenues and revenue-related expenses shall be prorated as the parties may from time to time mutually agree.

                                   ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES OF
                             SHURGARD, STLP AND SSCI

      Except as set forth on Schedule 6 attached hereto (the "Disclosure Schedule"), Shurgard and SSCI each represent and warrant with respect to each Property, and STLP represents and warrants with respect to each Property located within Texas, that each of the following is true in all respects as of the date of this Agreement and will also be true and correct as of the Closing;

            (a) Shurgard, STLP and SSCI each have the power, authority and capacity to enter into, and consummate all of the transactions contemplated by this Agreement, and this Agreement has been duly and validly executed and delivered by Shurgard, STLP and SSCI, and is a legal, valid and binding obligation of Shurgard, STLP and SSCI;

            (b) No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person or entity is required for the due execution, delivery and performance by Shurgard, STLP or SSCI of this Agreement or the documents to be delivered at the Closings;

            (c) To the best knowledge of Shurgard, STLP and SSCI, the execution of this Agreement and the transfer of each Property by Shurgard will not conflict with or result in any violation of any ordinance, statute, rule, regulation, order, writ, injunction or decree of any court or of any governmental or quasi-governmental agency with jurisdiction over such Property or Shurgard;

            (d) None of Shurgard, STLP or SSCI is a "foreign person" within the meaning of Section 1445(f)(3) of the Code, and no portion of the Purchase Price for each Property is required to be withheld by the LLC pursuant to Section 1445 of the Code and the regulations promulgated thereunder;

            (e) The individuals who have executed this Agreement on behalf of Shurgard, STLP or SSCI have full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms, and the execution, delivery and performance of the Agreement by Shurgard, STLP and SSCI have been duly authorized and approved by all requisite action. Shurgard, STLP and/or SSCI owns the entire fee interest in each Property;


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            (f) Schedule 3.5 contains a true, complete and correct list, and
Shurgard, STLP and SSCI has provided to the LLC true, complete and correct copies of all of the Material Contracts, and none of Shurgard, STLP or SSCI is in default in its obligations under any of the Material Contracts;

            (g) Except for fully insured (subject to customary deductibles) non-material litigation or claims undertaken in the ordinary course of business, there is no pending, or, to the best knowledge of Shurgard, STLP and SSCI, threatened litigation, proceedings, petitions, actions, moratoria or claims that would in any material way affect any Property or its operation, or Shurgard's, STLP's or SSCI's ability to transfer clear title to such Property;

            (h) There is no pending, or, to the best knowledge of Shurgard, STLP and SSCI, contemplated governmental action or activity, including without limitation, any planning or zoning designations, street widening, special assessment districts, condemnation action or private purchase in lieu thereof, environmental regulation, parking or traffic regulation, building code, or health or safety regulation that would in any way materially adversely affect the value of any Property or the current use and operation of such Property, or result in a special assessment (other than pending or contemplated governmental action or activity caused by or relating to the actions of the LLC). Neither Shurgard, STLP nor SSCI has received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to any actual or threatened taking of any Property or any portion thereof, for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain or of any moratorium which may affect the use, or operation of such Property;

            (i) To the best knowledge of Shurgard, STLP and SSCI there are no violations by any of Shurgard, STLP or SSCI with respect to any Property of any ordinance, statute, rule or regulation of any governmental or quasi-governmental agency with jurisdiction over such Property, and none of Shurgard, STLP nor SSCI has received any written notice of any such potential violation from any such governmental or quasi-governmental agency;

            (j) Access to and egress from each Property is available and provided by public streets, and, to the best of Shurgard's, STLP's and SSCI's knowledge, there is no governmental or quasi-governmental agencies' plan to change the highway or road system in the vicinity of any Property which would restrict or otherwise adversely affect public access to such Property;

            (k) All water, sewer, gas, electric, telephone, drainage and other utility facilities required by law or reasonably necessary for the present use and operation of each Property is operational and connected pursuant to valid permits to public utility lines and are installed across public property or valid easements to the boundary line of each Property. Such utility services are adequate for the full operation and beneficial ownership, use, occupancy and maintenance of each Property, and none of Shurgard, STLP nor SSCI is in default of any obligation to any utility service provider. No other utility facilities are necessary to meet the reasonable needs of any Property for its contemplated use;

            (l) Shurgard, STLP and/or SSCI has received all approvals of governmental authorities (including certificates of occupancy, permits and licenses) required in connection with the ownership and operation of each Facility, and each Facility has been and is being


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operated and maintained in compliance with all applicable legal requirements.
Shurgard, STLP and/or SSCI has provided the LLC with true, complete and correct copies of all certificates of occupancy and will make available for inspection by the LLC other discretionary permits or approvals affecting any Property;

            (m) The improvements to each Property were built in all material respects according to the plans and specifications furnished by Shurgard, STLP and/or SSCI to the LLC;

            (n) All of the statements, certificates, schedules, agreements or other documents made or furnished by Shurgard, STLP or by SSCI or to the best knowledge of Shurgard, STLP and SSCI by their respective agents (in this case "agents" shall refer to surveyors, environmental consultants, soils engineers and title insurance companies actually retained by Shurgard, STLP or SSCI) in connection with this transaction (including, without limitation, any statements attributed to such employees of Shurgard, STLP and/or SSCI in the main body of the ESA reports prepared for each Property, copies of which reports have been provided to SSCI) are true, complete and correct, and there have not been material facts omitted that would make them misleading;

            (o) To the best of Shurgard's, STLP's and SSCI's knowledge, no Property contains asbestos and no asbestos was used in the construction of any improvements to any Facility. To the best of the Shurgard's, STLP's and SSCI's knowledge, no Hazardous Material has been produced on or about any Property or disposed thereon. None of Shurgard, STLP or SSCI has received any summons, complaint, order, citation, directive, notice of violation, letter or other written or oral communications from any federal, state or local governmental agency concerning any intentional or unintentional action or omission which allegedly violates any environmental law or regulation. Except as may be disclosed in environmental reports delivered to the LLC by Shurgard, STLP or SSCI as set forth in Schedule 3.4(a), to the best knowledge of Shurgard, STLP and SSCI and without further investigation, there are not now, and have there ever been any underground tanks located on any Property, including without limitation, septic tanks, fuel tanks and chemical storage tanks. "Hazardous Materials" as used herein shall mean any flammable explosive, toxic or hazardous substances, materials or waste, and similar substances and materials defined as hazardous or toxic under any applicable law, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act, the Toxic Substance Control Act of 1976, the Clean Water Act, the Clean Air Act, or any so-called "super-fund" or "super-line" law;

            (p) To the best of Shurgard's, STLP's and SSCI's knowledge, there has not been, in respect to any Property (i) any emission (other than steam or water vapor) into the atmosphere, (ii) any discharge, direct or indirect, of any pollutants into the waters of the United States of America other than domestic sewage discharge into a publicly owned treatment facility, or (iii) any dredge or fill activities in navigable waters or waters of the United States of America;

            (q) Except for minor matters which, in the aggregate among all of the Properties total less than $20,000, the improvements to each Property were designed and constructed to satisfy the requirements of the local building code and any local, state or federal requirements, including any seismic standards contained therein, in effect at the time of such design and construction;

            (r) Except for the Contracts or as disclosed in the Title Policy, there are no unrecorded easements, licenses, agreements, leases, liens, claims, assessments, encumbrances, rights of others or any other agreements to which Shurgard, STLP or SSCI is a party that in any material way affect the title to or the use or operation of any Property. SSCI holds good and marketable fee simple title to and/or a valid groundleasehold interest in each Property; STLP holds good and marketable fee simple title to and/or a valid groundleasehold interest in each Property located in Texas;

            (s) None of Shurgard, STLP nor SSCI has granted to any person any option or other right to purchase all or any portion of any Property;

            (t) All of the improvements situated on each Property are in good condition and repair. There is no material defect in the soils of any Property, nor, to the best of Shurgard's, STLP's and SSCI's knowledge, is there any significant latent or patent structural or other significant defects or deficiency in the improvements, including without limitation, the structures, roofs, walls, or building systems or other material defects in any Property;

            (u) None of Shurgard, STLP nor SSCI knows of any fact, condition or potential condition affecting any Property that would prevent or materially inhibit the LLC's ability to operate such Property or the Facility located thereon in the manner of and for its present use;

            (v) All costs relating to each Property and included in the determination of the Budgeted Cost for such Property as determined under
Schedule 2.1 hereto were paid by Shurgard, STLP and/or SSCI on an arms-length basis to third-parties;

            (w) The use of each Property for self-storage facilities and related uses does not violate (i) any applicable statute, law, regulation, rule, ordinance or order of any kind whatsoever (including without limitation those relating to zoning, building and environmental protection), (ii) any permit or license issued with respect to such Property, or (iii) any condition, easement, right-of-way, covenant or restriction affecting such Property;

            (x) Each Property is zoned under a use classification which allows such Property to be used for a self-storage facility and related uses, which zoning is final, unconditional and in full force and effect. Each Property is in compliance in all material respects with all applicable zoning and land use laws, regulations and ordinances. To the best of Shurgard's, STLP's and SSCI's knowledge in the event that all or any part of the improvements on a Property are destroyed or damaged, the zoning laws in effect at the time this representation is made do not prohibit the improvements from being legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. Each Property contains enough permanent parking spaces to satisfy all requirements imposed by applicable laws with respect to parking. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property;

            (y) A tax division has been effected with respect to each Property so that it is taxed for ad valorem taxation without regard to or inclusion of any other Property. No subdivision or other approval is necessary with respect to any Property in order for the LLC to mortgage, convey and otherwise deal with such Property as a separate lot or parcel;

            (z) Except for the Properties under which SSCI or STLP is the tenant under a long-term ground lease set forth in Schedule 1.1(a), leases of storage space, billboard leases, leases for cellular sites, or other leases entered into in the ordinary course of business and are either terminable unconditionally on thirty (30) days' notice or involve annual rental payments of less than $50,000, and as otherwise expressly set forth on Schedule 3.5, there are no leases or other agreements covering any portion of any Property, whether for present or future rights of occupancy, which cannot be unconditionally terminated upon thirty (30) days' notice. None of Shurgard, STLP nor SSCI has executed any prior assignment of the leases, nor has it performed any act or executed any other instrument which might prevent the LLC from operating under or enforcing any of the terms and conditions of the leases;

            (aa) Those matters set forth on Schedule 6(aa) attached hereto and made a part hereof; and

            (bb) The truck rental operations or business to be conducted at any of the Properties complies with, or on the date of the Initial Closing will comply with, the zoning ordinances governing, and any other restrictive covenants or conditions affecting, such Property.

            (cc) The representations and warranties which pertain to the Properties and which are contained in that certain loan agreement dated on or about the date hereof, between the LLC, as borrower, and General Electric Capital Corporation, as lender and as administrative agent, as if all such representations and warranties are set forth herein in their entirety.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF THE LLC

      The LLC represents, warrants, and covenants that each of the following is true in all respects as of the date of this Agreement and will also be true and correct as of the Closing:

            (a) The LLC has the power, authority and capacity to enter into, and consummate all of the transactions contemplated by this Agreement, and this Agreement has been duly and validly executed and delivered by the LLC, and is a valid and binding obligation of the LLC; and

            (b) The individuals who have executed this Agreement on behalf of the LLC have full power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms, and the execution, delivery and performance of the Agreement by the LLC have been duly authorized and approved by all requisite action.

                                  ARTICLE VIII

                      COVENANTS OF SHURGARD, STLP AND SSCI

        Shurgard and SSCI, and STLP with respect to each Property located in Texas, hereby covenant that from and after the date of this Agreement and to and until the Closing for each Property, Shurgard, STLP and SSCI will, as to each such Property:

            (a) Promptly notify the LLC of any material changes prior to Closing in any of the facts reflected in any statements, certificates, schedules or other documents made or furnished by Shurgard, STLP or SSCI in connection with this transaction or in the condition of the Property;

            (b) Discharge when due and comply with its obligations, if any, under each Rental Agreement and Contract and any other agreement relating to the Property for which Shurgard, STLP or SSCI is responsible;

            (c) Not enter into or modify any contract or other agreement that in any material way affects a Property and that will survive the Closing or will otherwise affect the use, operation or enjoyment of a Property after the Closing, except in the ordinary course of business and consistent with Shurgard's, STLP's and SSCI's past practices;

            (d) Complete and pay for in full prior to Closing (or, if not yet due, then pay in a timely manner) any payments required to be paid under agreements between Shurgard, STLP or SSCI and any third parties affecting a Property;

            (e) Not alienate, lien, encumber or otherwise transfer any Property, or any interest therein except as contemplated under this Agreement and the other Transaction Documents;

            (f) Promptly notify the LLC in writing of any change in any condition with respect to any Property or of any event or circumstance that makes any representation or warranty of Shurgard, STLP or SSCI to the LLC under this Agreement materially untrue or misleading, or any covenant of Shurgard, STLP or SSCI under this Agreement incapable or less likely of being performed with respect to any Property or any condition to a Closing of any Property incapable or less likely of being satisfied. The matters included in any such notice given under this clause (f) shall be subject to Section 13 below; and

            (g) Complete, pay for and obtain the required permits and licenses for the development of each Property in a timely and workmanlike manner and in accordance with the plans and specifications for such Property as previously shown to and approved by the LLC (the "Plans"), and correct any workmanship and replace any materials which do not conform to said Plans.

              Notwithstanding the foregoing, Shurgard, STLP and SSCI shall have no such obligations with respect to any Property not contributed and sold to the LLC as evidenced by an agreement in writing and signed on behalf of the LLC stating that the LLC does not desire to purchase such Property.

                                   ARTICLE IX

                      DAMAGE OR DESTRUCTION; CONDEMNATION

9.1   DAMAGE OR DESTRUCTION:

      In the event of destruction or Material Damage (as defined below) to a Property before the Closing for such Property, the LLC shall have the right, exercisable by giving notice to Shurgard within fifteen (15) business days after receiving written notice of such damage or destruction, to terminate this Agreement with respect to such Property in which case neither party shall have any further right or obligations under this Agreement as to such Property and any money or documents in escrow relating to such Property shall be returned to the party depositing the same. In the event of non-material damage or in the event the LLC does not elect to terminate this Agreement, the LLC shall not be relieved of its obligation to purchase the Property, but all insurance proceeds relating to such damage shall belong to the LLC and the owner of such Property shall assign to the LLC all of its right title and interest therein and thereto.

9.2   CONDEMNATION:

      In the event that prior to the Closing, all or any material portion of a Property is subject to a taking by public authority, the LLC shall have the right, exercisable by giving notice to Shurgard within fifteen (15) business days after receiving written notice of such taking to terminate this Agreement with respect to such Property in which case neither party shall have any further right or obligations under this Agreement with respect to such Property and any money or documents in Escrow relating to such Property shall be returned to the party depositing the same. If the LLC does not terminate the Agreement, with respect to such Property or in the event a non-material portion of a Property is taken, the LLC shall accept such Property in its then condition, without a reduction in the Purchase Price, and shall receive an assignment of all of Shurgard's rights to any condemnation award payable by reason of such taking. If the LLC elects to accept such Property as provided above, Shurgard shall not compromise, settle or adjust any claims to such award without the LLC's prior written approval.

9.3   "MATERIAL DAMAGE":

      "Material Damage" for the purposes of Section 9.1 shall be any damage of which the cost of repair exceeds $100,000 and a "material portion of a Property" for the purposes of Section 9.2 shall be any portion the value of which exceeds $100,000.

                                   ARTICLE X

                      BROKERAGE COMMISSION AND FINDER'S FEE

      Each party represents and warrants to the other that, except as set forth in the immediately succeeding paragraph, no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee, or other brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transactions contemplated by this Agreement, and each party hereby agrees to indemnify, defend and hold harmless the other from and against any loss, cost or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such party's acts.

      Notwithstanding the above, both parties hereby expressly acknowledge that Shurgard has retained Arthur Andersen, LLP ("Arthur Andersen") as its financial advisor with respect to this transaction. In consideration for services rendered in connection herewith, Arthur Andersen shall receive a Value-Added Fee (as defined in the engagement letter, dated August 3, 1999, by and between Arthur Andersen and Shurgard) equal to two percent (2%) of the total investor equity committed.

      The Value-Added Fee will be fully due and payable to Arthur Andersen on the Closing Date. Shurgard will remit said Value-Added Fee to Arthur Andersen on the Closing Date in accordance with the aforementioned Engagement Letter. Subsequently, both parties expressly agree and acknowledge that the LLC will reimburse Shurgard for the full amount of the Value-Added Fee as CCPRE's capital is invested into the venture. Should CCPRE's total capital commitment change during the period prior to the Operative Date (as defined in the Limited Liability Company Agreement by and between CCP/Shurgard Venture, LLC and CCPRE-Storage, LLC), the Value-Added Fee due Arthur Andersen will be recalculated accordingly.

                                   ARTICLE XI

                              CONDITIONS TO CLOSING

11.1  CONDITIONS PRECEDENT:

            (a) Conditions Precedent to the LLC's Obligations. The obligations of the LLC under this Agreement with respect to the Closing for each Property are subject to the satisfaction of the following conditions precedent (the satisfaction of which may be waived only by the LLC in its sole discretion):

                  (i) the representations and warranties made by Shurgard, STLP and SSCI in Section 6 above shall be true and correct in all material respects as to such Property as of the Closing Date without exception with the same force and effect as if they had been made on and as of such date;

                  (ii) each of Shurgard, STLP and SSCI shall have performed all of its obligations and conditions relating to such Property herein required to be performed or observed by it at or prior to Closing;

                  (iii) the Title Company shall be prepared to issue at Closing and shall concurrently therewith issue the Title Policy for such Property;

                  (iv) the Transaction Documents required under the Credit Facility shall have been executed and delivered and any other actions required in order for the draw for such Closing to be made shall have taken place; and

                  (v) Shurgard shall have delivered to the LLC all of the items listed in Section 4.2(a).

(b) Conditions Precedent to Shurgard's, STLP's and SSCI's Obligations. The obligations of Shurgard, STLP and SSCI under this Agreement with respect to the Closing for each Property are subject to the satisfaction of the following conditions precedent (the satisfaction of which may be waived only by Shurgard):

                  (i) the representations and warranties made by the LLC in
      Section 7 above shall be true and correct in all material respects as to such Property as of the Closing Date with the same force and effect as if they had been made on and as of such date;

                  (ii) the LLC shall have performed in all material respects all of its obligations and conditions relating to such Property herein required to be performed or observed by it at or prior to Closing; and

                  (iii) the Transaction Documents required under the Credit Facility shall have been executed and delivered and any other actions required in order for the draw for such Closing to be made shall have taken place.

                                   ARTICLE XII

                                   INDEMNITIES

12.1  SHURGARD'S, STLP'S AND SSCI'S INDEMNIFICATION:

            (a) From and after the Closing, each of Shurgard, STLP and SSCI shall indemnify, defend and hold the LLC and its members, and their respective officers, directors, partners, members, employees, contractors, agents, subsidiaries and affiliates and its and their respective successors and assigns ("LLC's Indemnitees") harmless from and against any and all damage, loss or liability resulting from (i) the development, use, operation or ownership of each Property which exists at the Closing of such Property, allocable to periods at or before the Closing Date, (ii) any breach by Shurgard, STLP or SSCI under any Contract assumed by the LLC, and (iii) any breach by Shurgard, STLP or by SSCI of any of its representations or warranties under this Agreement, and (iv) any failure of a Property to comply in all respects with Title III of the Americans with Disabilities Act ("ADA") as of date hereof. For purposes of this Section, a matter shall be deemed to "exist" as of the Closing if it relates to an event which occurred or condition which existed prior to the Closing even if it is not discovered or asserted until after the Closing. In addition to, and not limiting the foregoing, SSCI, STLP and Shurgard hereby agree to be responsible for any capital expenditures that are necessary to bring each Property into compliance with ADA as it is applicable to such Property as of the Closing of such Property and for any penalties or fines imposed as a result of any such noncompliance (and such capital expenditures shall not be deemed a capital contribution by Shurgard to the LLC).

            (b) Shurgard, STLP and SSCI hereby agree to the additional representations and warranties and indemnities, if any, contained on Schedule 6(aa).

12.2  THE LLC'S INDEMNIFICATION:

      From and after the Closing, the LLC shall indemnify, defend and hold Shurgard and its shareholders, and their respective officers, directors, partners, members, employees, contractors, agents, subsidiaries and affiliates and its and their respective successors and assigns ("Shurgard's Indemnitees") harmless from and against any and all damage, loss or liability resulting from
(i) the use, operation or ownership of each Property on or after the Closing of such Property (except for such matters for which Shurgard, STLP or SSCI remain responsible hereunder including without limitation ADA compliance), (ii) any breach by the LLC on or after the Closing under any Contract assumed by the LLC, and (iii) any breach by the LLC of any of its representations or warranties under this Agreement.

                                  ARTICLE XIII

                        CHANGES IN CIRCUMSTANCES; BREACH

13.1  CHANGES IN CIRCUMSTANCES; CORRECTION OF PROBLEMS:

      With respect to all Properties Shurgard shall use its best efforts to correct any Disapproved Matters under Section 3.1, Section 3.4 and Section 3.5, as well as any problems arising from a change in circumstances that occurs after the Effective Date and causes any of Shurgard's, STLP's or SSCI's representations and warranties in Section 6 of this Agreement as to such Property to not be accurate in any material respect as of the Closing for such Property or otherwise materially adversely impacts such Property (all of the foregoing matters affecting a Property are herein collectively called the "Problems"). For purposes of this Section 13 a materially adverse impact shall mean a reduction in value of a Property such that the fair market value as determined by a third party appraiser reasonably acceptable to Shurgard and Chase, or the projected pro forma performance of such Property as set forth in
Schedule 1.1(a) shall be reduced by at least twenty percent (20%). Notwithstanding the foregoing, Shurgard shall correct any Disapproved Matters which requires payment of money; provided, however, that Shurgard may obtain an endorsement or a surety bond at its expense to remove those Disapproved Matters from a Property's title report pending resolution of a disputed matter, so long as the Title Company is willing to "insure" over such Disapproved Matter and Shurgard diligently pursues the resolution of such disputed matter.

      Except as set forth in Article 3, each of Shurgard and Chase shall notify the other in writing of any matter which such party reasonably believes constitutes a Problem for a Property within five (5) days of such party's determination that the Problem exists (each, a "Problem Notice"). Each Problem Notice shall specify in reasonable detail the nature of the matter and Shurgard's or Chase's (as applicable) determination of the cost to remedy the Problems. The cost of correcting any Problems which arise through no fault, act or omission of Shurgard, SSCI or STLP shall be charged to the LLC in accordance with the allocations of closing costs and prorations provided elsewhere under this Agreement. In the event that Chase determines that a Disapproved Matter or a Problem cannot be resolved through any of the means set forth in this Article 13, it shall notify Shurgard that it will not approve the contribution of such Property to the LLC within five (5) days of such determination.

13.2  BREACH:

      In the event of termination of this Agreement as to any Property by either party as a result of the material breach by the other party of any of its warranties, representations, covenants, agreements or obligations hereunder with respect to such Property, the non-breaching party shall be entitled to pursue its remedies at law or in equity.

13.3  RIGHT OF SPECIFIC PERFORMANCE:

      In the event that Shurgard, SSCI or STLP fails to perform in accordance with the terms and provisions of this Agreement, the LLC shall have the right, in addition to any and all other rights and remedies that the LLC may have at law or in equity, to specific performance of the obligations under this Agreement.

                                   ARTICLE XIV

                                     NOTICES

      All notices, requests, demands, instructions, and other documents shall not be effective unless personally delivered or couriered, or sent by facsimile, or mailed, certified or registered mail, return receipt requested, to the following addresses:

        If to Shurgard:                  Shurgard Storage Centers, Inc.
                                         1155 Valley Street, Suite 400
                                         Seattle, WA 98109-4426
                                         Attn: Harrell Beck, CFO
        Or if by fax:                    (206) 652-3710

        With a copy to:                  Shurgard Storage Centers, Inc.
                                         1155 Valley Street, Suite 400
                                         Seattle, WA 98109-4426
                                         Attn: General Counsel
        Or if by fax:                    (206) 652-3710

        If to the LLC:                   CCP/Shurgard Venture, LLC
                                         c/o Chase Capital Partners
                                         1221 Avenue of the Americas, 40th Floor
                                         New York, NY 10020
                                         Attn: Patrick Sullivan
        Or if by fax:                    (212) 899-3771

        With a copy to:                  Steven C. Koppel, Esq.
                                         O'Sullivan, Graev & Karabell, LLP
                                         30 Rockefeller Plaza
                                         New York, NY 10112
        Or if by fax:                    (212) 218-6223

              A personal or courier delivered or faxed notice shall be effective on delivery or refusal of delivery; a mailed notice shall be effective upon the date shown on the return receipt or other evidence of delivery or refusal of delivery. Receipt of copies by the persons copied above shall not be necessary for the effectiveness of the notice. The addresses may only be changed in the manner provided for giving notice.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

15.1  TIME:

      It is agreed that time is of the essence in the performance of and compliance with each provision of this Agreement.

15.2  ATTORNEYS' FEES:

      If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its actual expenses, including (without limitation) expert witness fees and reasonable attorneys' fees and disbursements. The phrase "prevailing party" shall include a party who receives substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment or otherwise.

15.3  NO WAIVER:

      Waiver by one party of the performance of any covenant, condition or promise shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition, or promise hereunder.

15.4  SEVERABILITY:

      If, for any reason, any provision of this Agreement shall be held to be invalid or unenforceable, such event shall not affect the validity or enforceability of any other provision of this Agreement.

15.5  CONSTRUCTION:

      Where required by the context of this Agreement, the masculine, feminine, or neuter gender and the singular or plural shall each be deemed to include the other. This Agreement shall be construed as a whole and in accordance with its fair meaning, and not in favor of or against any party. The captions are for the convenience of the parties only and shall not affect the provisions of this Agreement.

15.6  ENTIRE AGREEMENT:

      This Agreement contains the entire agreement between the parties regarding the purchase and sale of the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified by subsequent written agreement signed by the party to be charged.

15.7  FURTHER ASSURANCES:

      Before or after Closing, Shurgard shall execute and deliver to the LLC all such documents reasonably necessary or desirable to effect, confirm or otherwise perfect the transfer of Property contemplated by this Agreement.

15.8  SURVIVAL:

      Each of the agreements, warranties and representations contained herein shall survive the Closing and shall not be merged into the deed or any other document executed and delivered at the Closing, but shall expressly survive and be binding thereafter on Shurgard. No investigation of the Property made by or on behalf of the LLC shall diminish or otherwise affect Shurgard's representations, warranties and agreement, and the LLC may continue to rely thereon.

15.9  GOVERNING LAW:

      Any action to enforce or interpret this Agreement may only be brought in the courts of the State of Washington. This Agreement shall be governed by and construed in accordance with the laws of Washington.

15.10 SUCCESSORS:

      This Agreement shall bind and inure to the benefit of the parties hereto and to their respective transferees, assignees, executors, devisees, guardians and other successors in interest.

15.11 COUNTERPARTS:

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

15.12 NO SOLICITATION:

            (a) With respect to the Properties and prior to the Operative Date as defined in the LLC Agreement, Shurgard, SSCI and STLP shall, and shall direct and cause their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and their respective other representatives and agents (collectively, "Representatives") to immediately cease any discussions or negotiations with any parties other than the LLC that may be ongoing with respect to an Alternative Transaction (as hereinafter defined).

            (b) From and after the date hereof, so long as the LLC Agreement shall remain in effect, none of Shurgard, SSCI or STLP shall authorize or permit their respective Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction, (ii) furnish to any person other than the

LLC, its lenders, members, or affiliates or as otherwise required by law any information relating to Shurgard, SSCI, STLP or any of the Properties, (iii) participate in any discussions or negotiations regarding any proposed Alternative Transaction or (iv) execute any agreements regarding an Alternative Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative shall be deemed to be a breach of this Section 15.13 by Shurgard, SSCI and STLP. For purposes of this Agreement, an "Alternative Transaction" means any direct or indirect acquisition, purchase, transfer or conveyance of any portion of any of the Properties, other than the transactions contemplated by this Agreement.

            (c) In addition to the obligations of the Shurgard, SSCI and STLP set forth in paragraph (a) of this Section 15.13, Shurgard, SSCI and/or STLP shall immediately advise the LLC orally and in writing of any request for information or of any proposal or any inquiry regarding any Alternative Transaction, the material terms and conditions of such request, proposal or inquiry and the identity of the person making such request, proposal or inquiry. Shurgard, SSCI and/or STLP will keep the LLC fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

            (d) The parties recognize and acknowledge that a breach of this
Section 15.13 will cause irreparable and material loss and damage to the non-breaching party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

              IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers the day and year indicated after their respective signatures.

                            SHURGARD:

                            SHURGARD DEVELOPMENT IV, INC.

                            By:   /s/ HARRELL BECK
                                 ------------------------------------------
                            Name: Harrell Beck
                                 ------------------------------------------
                            Its:  Senior Vice President
                                 ------------------------------------------

                            LLC:

                            CCP/SHURGARD VENTURE, LLC

                            By:  Shurgard Development IV, Inc.


                                 By:   /s/ HARRELL BECK
                                      -------------------------------------
                                 Name: Harrell Beck
                                      -------------------------------------
                                 Its:  Senior Vice President
                                      -------------------------------------

                            By:  CCPRE-STORAGE, LLC
                                 a Delaware limited liability company

                            By:  Chase Capital Investments, L.P.
                                 its Sole Member

                            By:  Chase Capital Partners
                                 as Investment Manager


                                 By:   /s/ PATRICK SULLIVAN
                                      -------------------------------------
                                 Name: Patrick Sullivan
                                      -------------------------------------
                                 Its:  Investment Manager
                                      -------------------------------------

                            SSCI: Only to the extent of its express obligations:


                            SHURGARD STORAGE CENTERS, INC.


                            By:   /s/ HARRELL BECK
                                -------------------------------------------
                            Name: Harrell Beck
                                 ------------------------------------------
                            Its:  Senior Vice President
                                 ------------------------------------------

                            STLP: Only to the extent of its express obligations:

                            SHURGARD TEXAS LIMITED PARTNERSHIP

                            By: Shurgard Storage Centers, Inc.,
                                general partner


                            By:   /s/ HARRELL BECK
                                 ------------------------------------------
                            Name: Harrell Beck
                                 ------------------------------------------
                            Its:  Senior Vice President
                                 ------------------------------------------

                             INDEX OF DEFINED TERMS

A                                               M
Actual Cost............................      2  Material Contract........................      5
ADA....................................     17  Material Damage..........................     15
Adjustment Date........................      2  Material portion of a Property...........     15
Aggregated Actual Cost.................      3
Aggregated Budgeted Cost...............      3  P
Aggregated Contribution Value..........      3  Payments.................................      3
Agreement..............................      1  Permitted Encumbrances...................      4
Alternative Transaction................     21  Personal Property........................      1
Arthur Andersen........................     15  Post Store-Opening Period................      3
                                                Pre-Closing Carrying Costs                     3
B                                               prevailing party                              20
Budgeted Cost..........................      2  Problem Notice...........................     18
                                                Problems.................................     18
C                                               Properties...............................      2
Chase..................................      1  PTC......................................      4
Closing................................      6
Closing Date...........................      6  R
Code...................................      7  Real Estate Compensation.................     15
Contracts..............................      5  Reconciliation Statement.................      3
Contribution Value.....................      2  Rental Agreements........................      1
                                                Representatives..........................     21
D
Disapproved Matters....................      4  S
Disclosure Schedule....................      9  Shurgard.................................      1
                                                Shurgard's Indemnitees...................     17
E                                               SNDA.....................................      6
Effective Date.........................      1  STLP.....................................      1
ESA....................................      5  Store Opening Date.......................      3
Escrow Agent...........................      6  Supplemental Environmental Information...      5
                                                Survey...................................      4
F
Facility...............................      1  T
                                                Title Company............................      4
H                                               Title Policy.............................      5
Hazardous Materials....................     11  Transaction Documents....................      8

I
Intangible Personal Property...........      2

L
LLC......................................    1
LLC Agreement............................    1
LLC's Indemnitees........................   17

                         LIST OF SCHEDULES AND EXHIBITS:

Schedules

1.1(a)     Description of Properties
1.1(b)     Excluded Personal Property
2.1        Budget for Each Property
3.4(a)     List of Environmental Reports
3.4(b)     Disapproved Matters
3.5        Material Contracts
5.1        Allocation of Closing Costs
6          Disclosure Schedule
6(aa)      Additional Representations and Warranties and Indemnities

Exhibits

A          Form of Special Warranty Deed
B          Form of Assignment and Assumption of Lease
C          Form of Bill of Sale
D          Form of Assignment of Rental Agreements and Contracts
E          Form of Officer's Certificate